UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MYLAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2014, Mylan Inc. (the “Company”) issued a press release, attached as Appendix A hereto, announcing that the Company’s Board of Directors (the “Board”) has nominated JoEllen Lyons Dillon as a candidate for election to the Company’s Board at the 2014 Annual Meeting of Shareholders to be held on April 11, 2014 (the “2014 Annual Meeting”). Ms. Dillon is not currently a director of the Company. On March 10, 2014, the Company (i) began mailing full paper sets of its definitive proxy statement and notice of the 2014 Annual Meeting (the “Proxy Statement”) and its Annual Report to Shareholders for the year ended December 31, 2013 (the “Annual Report”), (ii) filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) and (iii) posted copies of the Proxy Statement and the Annual Report on the Company’s website at mylan.com/investors.

The press release attached as Appendix A hereto may be deemed to be additional soliciting material pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the solicitation of proxies by the Board for the 2014 Annual Meeting. As a result, the Company is filing the press release with the SEC in accordance with Rule 14a-6 under the Exchange Act and has posted a copy of the press release on the Company’s website at mylan.com/investors. The press release should be read in conjunction with the Proxy Statement.

Appendix A

FOR IMMEDIATE RELEASE	CONTACTS:	Nina Devlin (Media)
724.514.1968
Kris King (Investors)
724.514.1813

Mylan Nominates JoEllen Lyons Dillon for Election to Board of Directors

C.B. (Sonny) Todd to become Director Emeritus

PITTSBURGH–March 11, 2014–Mylan Inc. (Nasdaq: MYL) today announced that its Board of Directors has nominated JoEllen Lyons Dillon as a candidate for election to Mylan’s Board at the 2014 Annual Meeting of Shareholders to be held on April 11, 2014. If elected, Dillon will replace C.B. (Sonny) Todd, who will become Director Emeritus effective April 12, 2014 and was not nominated for reelection at the 2014 Annual Meeting. If Mylan’s shareholders elect all candidates nominated by the Board at the 2014 Annual Meeting, including Dillon, Mylan’s Board will consist of 13 directors, 10 of whom will be independent and 4 of whom will be women.

Dillon currently serves as chief legal officer and corporate secretary of The ExOne Company, a global provider of three-dimensional printing machines. Prior to that, Dillon was a partner at law firms Reed Smith LLP and Buchanan Ingersoll & Rooney PC, advising public companies and their boards on matters including mergers and acquisitions, securities law and corporate governance. She is the former Chair, and currently serves as the Audit Committee Chair, of the Allegheny District chapter of the National Multiple Sclerosis Society.

Mylan Executive Chairman Robert J. Coury commented: “The election of JoEllen to the Board of Directors would continue our focus on strengthening and enhancing Mylan’s Board. JoEllen would bring to the Board a wealth of demonstrated public-company legal expertise, outstanding judgment and sound leadership. If shareholders elect her at our Annual Meeting next month, I look forward to her anticipated contributions to the Company.”

Dillon said, “I have long followed Mylan and its transformation into the global industry leader it is today. This is a very exciting time to be on Mylan’s Board, given the unique global platform the Company has built, the clear strategy it has set forth, and the significant opportunities it has cultivated to achieve its growth targets. I am honored to be nominated to have the opportunity to work alongside this dedicated group of directors and Mylan’s highly talented management team, and I look forward to contributing to Mylan’s continued evolution if elected.”

Coury continued: “On behalf of the entire Board, I want to thank Sonny for his numerous contributions and extraordinary commitment to Mylan and the Board over the course of nearly 45 years. In addition to serving as a director for more than 20 years, Sonny had a distinguished career as a Mylan executive and, among many accomplishments, was instrumental to the Company’s development as a global provider of affordable, high quality pharmaceutical products. We are profoundly grateful to Sonny for his leadership, expertise and camaraderie for more than four decades.”

1500 Corporate Drive, Canonsburg, PA 15317	P: 724.514.1800	F: 724.514.1870	Mylan.com

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements with regard to the Company’s future growth and performance. These statements often may be identified by the use of words such as “anticipate,” “would,” “will,” and “continue” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges, risks, and costs inherent in business integrations and in achieving anticipated synergies; the impacts of competition; changes in economic and financial conditions of the Company’s business; and uncertainties and matters beyond the control of management. For more detailed information on the risks and uncertainties associated with our business activities, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission (“SEC”). You can access our Form 10-K and other filings with the SEC through the SEC website at www.sec.gov, and we strongly encourage you to do so. The Company undertakes no obligation to update statements contained herein for revisions or changes after the date of this release.

Mylan is a global pharmaceutical company committed to setting new standards in health care. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership. We offer a growing portfolio of more than 1,300 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in approximately 140 countries and territories. Our workforce of more than 20,000 people is dedicated to improving the customer experience and increasing pharmaceutical access to consumers around the world. But don’t take our word for it. See for yourself. See inside. mylan.com

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